Exhibit 23.01

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97061) pertaining to the 2002 Equity Incentive Plan, 2002 Non-Employee Directors’ Stock Option Plan of our report dated February 4, 2004 with respect to the consolidated financial statements and schedule of LeapFrog Enterprises, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Ernst & Young LLP

San Francisco, California

March 8, 2004